                                                                               .
                                                                               .
                                                                               .

                                  EXHIBIT 21.1

                SUBSIDIARIES OF PERSONNEL GROUP OF AMERICA, INC.

                                             State of
Subsidiary                                Incorporation        Does Business As
-----------------------------------     ------------------     --------------------------------------------------
PFI Corp                                     Delaware          N/A; serves as a holding company

StaffPLUS, Inc.                              Delaware          Venturi Staffing Partners, Venturi Career Partners

Personnel Group Holdings, Inc.               Florida           N/A; serves as a holding company

InfoTech Services, LLC                    North Carolina       Venturi Technology Partners; Broughton Systems
                                        limited liability
                                             company

BAL Associates, Inc.                        California         Venturi Technology Partners

Advanced Business Consultants, Inc.           Kansas           Venturi Technology Partners

Venturi Staffing Partners, LLC          California limited     Venturi Staffing Partners, Venturi Career Partners
                                        liability company

Venturi Texas Staffing Partners, LP       Texas limited        Venturi Staffing Partners, Venturi Career Partners
                                           partnership